____________________________________________________________

POHANG IRON & STEEL CO., LTD.

AND

THE BANK OF NEW YORK

As Depositary

AND

HOLDERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY RECEIPTS

Deposit Agreement

Dated as of September 26, 1994

____________________________________________________________

TABLE OF CONTENTS

Page

PARTIES

1

RECITALS

1

ARTICLE 1

DEFINITIONS

SECTION 1.01.

Affiliated Holder

1

SECTION 1.02.

American Depositary Shares

2

SECTION 1.03.

Beneficial Owner

2

SECTION 1.04.

Business Day

2

SECTION 1.05.

Commission

2

SECTION 1.06.

Company

2

SECTION 1.07.

CSD

2

SECTION 1.08.

Custodian

2

SECTION 1.09.

Deliver; Deposit; Surrender;

 Transfer; Withdraw

2

SECTION 1.10.

Deposit Agreement

3

SECTION 1.11.

Depositary; Corporate Trust

 Office

3

SECTION 1.12.

Deposited Securities

3

SECTION 1.13.

Dollars; Won

3

SECTION 1.14.

Foreign Currency

3

SECTION 1.15.

Foreign Registrar

3

SECTION 1.16.

Holder

3

SECTION 1.17.

Pre-Release

3

SECTION 1.18.

Receipts

3

SECTION 1.19.

Registrar

4

SECTION 1.20.

Regulation S

4

SECTION 1.21.

Securities Act of 1933

4

SECTION 1.22.

Shares

4

ARTICLE 2

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND

DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01.

Form of Transferability of

 Receipts

4

SECTION 2.02.

Deposit of Shares

5

SECTION 2.03.

Execution and Delivery of

        Receipts

7

SECTION 2.04.

Transfer of Receipts;

 Combination and Split-up

 of Receipts

8

SECTION 2.05.

Surrender of Receipts and

 Withdrawal of Shares

9

SECTION 2.06.

Limitations on Execution and

 Delivery, Transfer and

 Surrender of Receipts

10

SECTION 2.07.

Lost Receipts, etc.

11

SECTION 2.08.

Cancellation and Destruction

 of Surrendered Receipts

12

SECTION 2.09.

Pre-Release of Receipts

12

SECTION 2.10.

Maintenance of Records

13

SECTION 2.11.

Partial Dividend Shares

13

ARTICLE 3

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.01.

Filing Proofs, Certificates

 and Other Information

14

SECTION 3.02.

Liability of Holder for

 Taxes

15

SECTION 3.03.

Warranties on Deposit of

 Shares

15

SECTION 3.04.

Disclosure of Interests

16

SECTION 3.05.

Ownership Restrictions

   16

ARTICLE 4

THE DEPOSITED SECURITIES

SECTION 4.01.

Cash Distributions

17

SECTION 4.02.

Distributions Other Than

 Cash, Shares or Rights

17

SECTION 4.03.

Distributions in Shares

18

SECTION 4.04.

Rights

19

SECTION 4.05.

Conversion of Foreign

 Currency

21

SECTION 4.06.

Fixing of Record Date

22

SECTION 4.07.

Voting of Deposited

 Securities and Attendance

 at Meetings

23

SECTION 4.08.

Changes Affecting Deposited

 Securities

24

SECTION 4.09.

Documents Available at the

 Depositary's Office and Reports

 to the Commission and Stock

 Exchanges

24

SECTION 4.10.

Lists of Holders

25

SECTION 4.11.

Withholding

25

ARTICLE 5

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01.

Maintenance of Office and

 Transfer Books by the

 Depositary

26

SECTION 5.02.

Prevention or Delay in

 Performance by the

 Depositary or the Company

27

SECTION 5.03.

Obligations of the Depositary,

 the Custodian and the

 Company

28

SECTION 5.04.

Resignation and Removal of

 the Depositary

29

SECTION 5.05.

The Custodian

30

SECTION 5.06.

Reports, Notices and Other

 Communications

31

SECTION 5.07.

Distribution of Additional

 Shares, Rights, etc.

31

SECTION 5.08.

Indemnification

32

SECTION 5.09.

Charges of Depositary

33

SECTION 5.10.

Exclusivity

34

ARTICLE 6

AMENDMENT AND TERMINATION

SECTION 6.01.

Amendment

35

SECTION 6.02.

Termination

35

ARTICLE 7

MISCELLANEOUS

SECTION 7.01.

Counterparts

36

SECTION 7.02.

No Third Party Beneficiaries

37

SECTION 7.03.

Severability

37

SECTION 7.04.

Binding Effect on Holders

 and Beneficial Owners

37

SECTION 7.05.

Notices

37

SECTION 7.06.

Governing Law

38

SECTION 7.07.

Headings.

38

TESTIMONIUM

38

SIGNATURES

38

EXHIBIT A - FORM OF RECEIPT

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of September 26, 1994 among POHANG IRON & STEEL CO, LTD., a corporation organized under the laws of the Republic of Korea (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H :

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01.  Affiliated Holder.  The term "Affiliated Holder" of a Holder or Beneficial Owner shall mean the spouse and certain relatives of such Holder or Beneficial Owner as specified in the applicable law of the Republic of Korea, any entity in which such Holder or Beneficial Owner holds an interest of not less than 35%, any entity or individual which holds an interest of not less than 35% in the capital of such Holder or Beneficial Owner, and such other person which is treated as such under the Articles of Incorporation of the Company and the applicable laws of the Republic of Korea.

SECTION 1.02.  American Depositary Shares.  The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each American Depositary Share shall represent one-fourth of one Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 or otherwise with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.03.  Beneficial Owner.  The term "Beneficial Owner" shall mean any person who has a beneficial interest in any American Depositary Share.

SECTION 1.04.  Business Day.  The term "Business Day" shall mean any day on which both banks in Korea and banks in New York, New York are not required or authorized by law to close.

SECTION 1.05.  Commission.  The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.06.  Company.  The term "Company" shall mean Pohang Iron & Steel Co., Ltd., incorporated under the laws of the Republic of Korea, and its successors.

SECTION 1.07.  CSD.  The term "CSD" shall mean any institution authorized under the applicable law to effect book-entry transfers of securities, which may include Korea Securities Depository.

SECTION 1.08.  Custodian.  The term "Custodian" shall mean the principal Seoul, Korea office of Korea Securities Depository, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.09.  Deliver; Deposit; Surrender; Transfer; Withdraw.  The terms "deliver", "deposit", "surrender", "transfer" or "withdraw", or their respective noun form, (including to or by the Custodian) when used with respect to Shares shall refer, where the context requires, to (i) an entry or entries or an electronic transfer or transfers in or to an account or accounts maintained by a CSD or (ii) the physical transfer of certificates representing Shares.

SECTION 1.10.  Deposit Agreement.  The term "Deposit Agreement" shall mean this Agreement, including the Exhibits hereto, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.11.  Depositary; Corporate Trust Office.  The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.12.  Deposited Securities.  The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited (including as contemplated under Section 2.09) under this Deposit Agreement and any and all other securities, property and cash received or deemed to be received by the Depositary or the Custodian in respect or in lieu of such deposited Shares and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.13.  Dollars; Won.  The term "Dollars" shall mean United States dollars.  The term "Won" shall mean the lawful currency of Korea.

SECTION 1.14.  Foreign Currency.  The term "Foreign Currency" shall mean currency other than Dollars.

SECTION 1.15.  Foreign Registrar.  The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

SECTION 1.16.  Holder.  The term "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.17.  Pre-Release.  The term "Pre-Release" shall have the meaning set forth in Section 2.09.

SECTION 1.18.  Receipts.  The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.19.  Registrar.  The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.20.  Regulation S.  The term "Regulation S" shall mean Rules 901 through 904, inclusive, under the Securities Act of 1933, as such Rules may from time to time be amended.

SECTION 1.21.  Securities Act of 1933.  The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.22.  Shares.  The term "Shares" shall mean shares of Common Stock of par value 5,000 Won each of the Company in registered form, heretofore validly issued and outstanding and fully paid and nonassessable or hereafter validly issued, subscribed and outstanding and fully paid and nonassessable, or interim certificates representing such Shares, provided, however, that if there shall occur any change in par value, split-up, consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter mean the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND

DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01.  Form and Transferability of Receipts.  Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders or such other form as may be acceptable to the New York Stock Exchange and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.  Receipts may be issued in denominations of any whole number of American Depositary Shares.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement or with any provisions of the Company's Articles of Incorporation or Korean law as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.02.  Deposit of Shares.  Subject to the terms and conditions of this Deposit Agreement and the last sentence of this paragraph, Shares, or evidence of rights to receive Shares to the extent permitted by Section 2.09, may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary, the Custodian or the Company in accordance with the provision of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body or bodies in Korea, including those which are then regulating currency exchange.  If required by the Depositary, Shares presented for deposit at any time, whether or not the shareholders' register of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Depositary to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Depositary or, subject to applicable law, its nominee.  Notwithstanding the foregoing, no outstanding Shares shall be accepted for deposit hereunder unless (i) the Korean Securities and Exchange Commission shall have approved, and the Company shall have consented to, such deposit or (ii) the Company shall have notified the Depositary that the approval or consent required under (i) is no longer required under Korean laws and regulations.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates, if any, or other documents of title, for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates, if any, or other documents of title, to the Custodian for deposit hereunder.

Each of the Depositary and the Custodian shall refuse to accept Shares for deposit whenever it has been notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with the ownership restrictions referred to in Section 3.05, that such deposit would result in any violation of the Articles of Incorporation of the Company or applicable laws, or that such deposit would cause the total number of Shares deposited to exceed a level from time to time determined by the Company.  The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates, if any, or other documents of title, for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such evidence of ownership to the Company, the Foreign Registrar or the relevant CSD, if applicable, for transfer and recordation of the Shares being deposited on the shareholders' register or the books of the CSD, if applicable, in the name of the Depositary or, subject to applicable law, its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

Deposited Securities shall, subject to applicable law, be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.03.  Execution and Delivery of Receipts.  Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, the Depositary may in its sole discretion require a proper acknowledgment or other evidence (i) if the shareholders' register of the Company or the Foreign Registrar, if applicable, are open, from the Company or the Foreign Registrar, as the case may be, that any Deposited Securities have been recorded upon the shareholders' register of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or, subject to applicable law, its nominee or (ii) where such deposit is made by entry in the books of a CSD, from such CSD that any Deposited Securities have been recorded upon the books of such CSD in the name of the Depositary or, subject to applicable law, its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or, to the extent permitted by applicable law, upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees, if any, payable in connection with such deposit and the transfer of the Deposited Securities.  The Depositary shall not issue Receipts except in accordance with this Section 2.03 and Sections 2.04, 2.07, 2.09, 2.11, 4.03, 4.04 and 4.08.

SECTION 2.04.  Transfer of Receipts; Combination and Split-up of Receipts.  The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America; provided, however, that the Depositary will refuse to register any transfer of American Depositary Shares evidenced by Receipts if such registration would result in a violation of the ownership restrictions referred to in Section 3.05.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint, upon at least 20 days' written notice to the Company, one or more co-transfer agents, reasonably acceptable to the Company, for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05.  Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges, if any, payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to Section 3.05 and to the other terms and conditions of this Deposit Agreement, the Company's Articles of Incorporation and applicable laws, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Holder or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer, or other documents of title, to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him.  Such delivery shall be made, as promptly as practicable, as hereinafter provided.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall, as promptly as practicable, direct the Custodian to deliver at the Seoul, Korea office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement and the Company's Articles of Incorporation and applicable laws, to an agent in the Republic of Korea of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may, to the extent permitted by applicable law, make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary, to the extent permitted by applicable law, shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if any, and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

The Depositary shall not accept for surrender a Receipt evidencing fewer than four American Depositary Shares.  In the case of surrender of a Receipt evidencing a number of American Depositary Shares not evenly divisible by four, the Depositary shall make delivery as provided in this Section 2.05 of the appropriate whole number of Shares and other Deposited Securities represented by such American Depositary Shares and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book entry or otherwise (other than to the Company or its agent as contemplated by Section 4.08), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of Receipts.

SECTION 2.06.  Limitations on Execution and Delivery, Transfer and Surrender of Receipts.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon,  or withdrawal of any Deposited Securities, the Company, Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, charge or fee with respect to Shares being deposited or withdrawn) and payment of any fees of the Depositary as provided in Section 5.09, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary or the shareholders' register of the Company or the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for reasons that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.  The Depositary will comply with written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States.

SECTION 2.07.  Lost Receipts, etc.  In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08.  Cancellation and Destruction of Surrendered Receipts.  All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled, subject to Section 2.10.

SECTION 2.09.  Pre-Release of Receipts.  The Depositary may, issue Receipts against rights to receive Shares from the Company (or any agent of the Company recording Share ownership).  No such issue of Receipts will be deemed a "Pre-Release" subject to the restrictions of the following paragraph.

Unless requested by the Company to cease doing so, the Depositary may to the extent permitted by applicable law, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered that such person, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) agrees in effect to hold such Shares or Receipts, as the case may be, for the account of the Depositary until delivery of the same upon the Depositary's request, (b) at all times fully collateralized (such collateral marked to market daily) with cash or U.S. government securities, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to American Depositary Shares evidenced by Receipts outstanding as a result of Pre-Release); provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set limits with respect to the number of Pre-Released Receipts involved in transactions to be done hereunder with any one person on a case by case basis as it deems appropriate.  The collateral referred to in clause (b) above shall be held by the Depositary for the benefit of the Holders as security for the performance of the obligations to deliver Shares set forth in clause (a) above (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10.  Maintenance of Records.  The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.  Prior to destroying any such records, the Depositary will notify the Company and will turn such records over to the Company upon its request.

SECTION 2.11.  Partial Dividend Shares.  In the event that any Shares deposited hereunder entitle holders of record thereof ("recordholders") as of the next dividend record date to receive a per-Share dividend in an amount different from that payable to recordholders of Shares outstanding on the immediately preceding dividend record date, the following provisions shall apply:

(a)

The term "Full Dividend Shares" shall mean those Shares which will entitle recordholders on the next dividend record date to receive a per-Share dividend in an amount equal to that payable to recordholders of Shares outstanding on the immediately preceding dividend record date.  The term "Partial Dividend Shares" shall mean those Shares which entitle recordholders as of the next dividend record date to receive a per-Share dividend in an amount different from that payable to recordholders of Full Dividend Shares.

(b)

Partial Dividend Shares deposited hereunder shall be held by the Depositary or Custodian in a segregated account different from the account in which Full Dividend Shares deposited hereunder are held.

(c)

Partial Dividend Shares shall be represented by a class of American Depositary Shares ("Partial Dividend ADSs") different from those representing Full Dividend Shares ("Full Dividend ADSs"), and such Partial Dividend ADSs shall be evidenced by a class of Receipts ("Partial Dividend ADRs") different from those evidencing Full Dividend ADSs ("Full Dividend ADRs") and shall bear a legend with respect to their status as Partial Dividend Shares.

(d)

Whenever Partial Dividend Shares become Full Dividend Shares (which is expected to be January 1 of the year next following the year in which such Partial Dividend Shares were issued), the Depositary shall cause the Custodian to transfer such Partial Dividend Shares into the account in which other Full Dividend Shares are held, the Partial Dividend ADSs representing such Partial Dividend Shares shall automatically convert into Full Dividend ADSs and the Depositary shall take such action as may be necessary to effect such conversion.

(e)

Holders and Beneficial Owners of Full Dividend ADSs shall be entitled to receive only dividends and other distributions received in respect of Full Dividend Shares.  Holders and Beneficial Owners of Partial Dividend ADSs shall be entitled to receive only dividends and other distributions received in respect of Partial Dividend Shares.

(f)

All other provisions of this Deposit Agreement shall apply to Partial Dividend Shares and Partial Dividend ADSs, subject to this Section 2.11.

ARTICLE 3

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.01.  Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable Korean or other taxes or other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of this Deposit Agreement or the Receipts, or such information relating to the registration on the shareholders' register of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  The Depositary shall from time to time advise the Company of the availability of any such proofs, certificates or other information and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.

SECTION 3.02.  Liability of Holder for Taxes.  If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt.  The Depositary may refuse to effect any transfer of such Receipt or any combination or split-up thereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), and the Holder of such Receipt shall remain liable for any deficiency.

SECTION 3.03.  Warranties on Deposit of Shares.  Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate, if any, or other documents of title, therefor are validly issued, fully paid and nonassessable and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that (i) the Shares presented for deposit are not, and the Receipts issuable upon such deposit will not be, restricted securities within the meaning of Rule 144(a)(3) under the Securities Act of 1933, and (ii) the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not otherwise restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.04.  Disclosure of Interests.  The Company may from time to time request Holders or Beneficial Owners or former Holders or Beneficial Owners to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each such Holder or Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not still a Holder or Beneficial Owner at the time of such request.  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders or Beneficial Owners and to the last known address, if any, of such former Holders or Beneficial Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request and expense, to assist the Company in obtaining such information with respect to the American Depositary Shares, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or Beneficial Owners or former Holders or Beneficial Owners.

SECTION 3.05.  Ownership Restrictions.  The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under the Articles of Incorporation of the Company or applicable law.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may cause the total number of Shares represented by the American Depositary Shares beneficially owned by a single Holder or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Holder or Beneficial Owner (including Shares beneficially owned by Affiliated Holders of such Holder or Beneficial Owner), to exceed one (1) percent of the aggregate number of Shares of the Company issued and outstanding, or any other limits under the Articles of Incorporation of the Company or applicable law with respect to which the Company may, from time to time, notify the Depositary.  The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner in excess of the limitation set forth in the second sentence of this Section 3.05, including but not limited to a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the American Depositary Shares held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

Notwithstanding anything in the Deposit Agreement to the contrary, under no circumstances shall the restrictions on ownership set forth in this Section 3.05 authorize or require the Depositary or the Company to seek to void, nullify or rescind any sale or transfer of American Depositary Shares effected over the New York Stock Exchange.

ARTICLE 4

THE DEPOSITED SECURITIES

SECTION 4.01.  Cash Distributions.  Whenever the Depositary, or on its behalf, its agent, shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, or shall cause its agent to, as promptly as practicable after its receipt of such dividend or distribution (unless otherwise prohibited or prevented by law), subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall, as promptly as practicable, distribute the amount thus received (net of the expenses of the Depositary as provided in Section 5.09) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or an agent of the Company, the Depositary or the Custodian shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Holder of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amounts as can be distributed without distributing to any Holder a fraction of one cent and any balance that is not so distributed shall be held by the Depositary (without liability for the interest thereon) and shall be added to and be part of the next sum received by the Depositary for distribution to the Holders of Receipts then outstanding.

SECTION 4.02.  Distributions Other Than Cash, Shares or Rights.  Subject to the provisions of Section 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, subject to applicable law; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or an agent of the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 and any expenses in connection with such sale) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01; provided, however, no distribution to Holders pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary or any of its agents.

SECTION 4.03.  Distributions in Shares.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall, if the Company shall so request, distribute, as promptly as practicable, to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees of the Depositary as provided in Section 5.09.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01; provided, however, no distribution to Holders pursuant to this Section 4.03 shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04.  Rights.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason it would be unlawful for the Depositary either to make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders but not to other Holders, the Depositary, at the request of the Company, shall distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will promptly make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from such a Holder pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, to the extent permitted by the Articles of Incorporation of the Company and applicable law, exercise on behalf of such Holder the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder.  As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Holder.

A Holder or Beneficial Owner shall not be entitled to any rights to subscribe for additional Shares if and to the extent the number of Shares represented by American Depositary Shares beneficially owned by such Holder or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Holder or Beneficial Owner (including Shares beneficially owned by Affiliated Holders of such Holder or Beneficial Owner), exceeds one (1)% of the aggregate number of Shares of the Company issued and outstanding.

If the Depositary determines that it is not lawful or feasible to make such rights available to all or certain Holders, the Depositary, at the request of the Company, will use its best efforts that are reasonable under the circumstances to, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available.  The Depositary shall allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09, any expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise.  Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 hereof.  If such sale can be effected only with the approval or license of the Korean government or any agency thereof, the Depositary shall file as promptly as practicable such application for approval or license; however, the Depositary shall be entitled to rely upon Korean local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If a registration statement under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Company to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer such rights to Holders having an address in the United States (as defined in Regulation S) unless and until such a registration  statement is in effect, or unless the offering and sale of such securities and such rights to such Holders are exempt from registration under the provisions of such Act.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

SECTION 4.05.  Conversion of Foreign Currency.  Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars.  If, at the time of conversion of such Foreign Currency into Dollars, such Dollars can, pursuant to applicable law, be transferred outside of Korea for distribution to Holders entitled thereto, such Dollars shall be distributed as promptly as practicable to the Holders entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license; however, the Depositary shall be entitled to rely upon Korean local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If at any time Foreign Currency received by the Depositary is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary cannot be promptly obtained, the Depositary shall, (a) as to that portion of the Foreign Currency that is convertible into Dollars, make such conversion and, if permitted by applicable law, transfer such Dollars to the United States for distribution to Holders in accordance with the first paragraph of this Section 4.05 and (b) as to the nonconvertible balance, if any, (i) if requested in writing by a Holder, distribute or cause the Custodian to distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary or Custodian to such Holder and (ii) the Depositary shall hold or shall cause the Custodian to hold any amounts of nonconvertible Foreign Currency not distributed pursuant to the immediate preceding subclause (i) uninvested and without liability for interest thereon for the respective accounts of the Holders entitled to receive the same.

SECTION 4.06.  Fixing of Record Date.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall, to the extent practicable, be either (x) the same date as the record date fixed by the Company, or (y) if different from the record date fixed by the Company, be fixed after consultation with the Company (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at, and to attend (without voting or speaking), any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to attend such meeting (without voting or speaking) and to act in respect of any other such matter.

SECTION 4.07.  Voting of Deposited Securities and Attendance at Meetings.  As soon as practicable after receipt of notice of any meeting or solicitation of proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or if requested by the Company a summary of such information provided by the Company), (b) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the Articles of Incorporation of the Company (which provisions, if any, shall be summarized in such notice to the extent that such provisions are material), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, (c) a statement as to the manner in which such instructions may be given.  Upon the written request of a Holder on the record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.  A Holder acting on its own behalf or on behalf of a Beneficial Owner shall not be entitled to give any instructions with respect to voting rights associated with American Depositary Shares evidenced by Receipts held by such Holder or Beneficial Owner if and to the extent the number of Shares represented by American Depositary Shares beneficially owned by such Holder or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Holder or Beneficial Owner (including Shares beneficially owned by Affiliated Holders of such Holder or Beneficial Owner), exceeds one (1)% of the aggregate number of Shares of the Company issued and outstanding.  The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence.

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed, the Depositary shall if requested by the Company deliver, at least three Business Days prior to the date of such meeting, to the Company copies of all instructions received from Holders in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipts at such meeting.  Voting rights, if any, may be exercised as set forth in this Section 4.07 only in respect of four American Depositary Shares or multiples thereof.

SECTION 4.08.  Changes Affecting Deposited Securities.  In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall, subject to the terms of this Deposit Agreement and applicable laws and regulations (including any registration requirement under the Securities Act of 1933), thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  Immediately upon the occurrence of any such change, conversion or exchange covered by this Section 4.08 in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders of Receipts.

SECTION 4.09.  Documents Available at the Depositary's Office and Reports to the Commission and Stock Exchanges.  The Depositary shall make available for inspection by Holders at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian, or a nominee of either as the holder of the Deposited Securities and (b) generally transmitted to the holders of such Deposited Securities by the Company.  The Depositary shall also make available for inspection by Holders at its Corporate Trust Office copies of reports, notices and communications furnished by the Company pursuant to Section 5.06.

The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Deposit Agreement. The Depositary will, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary's office, at the office of the Custodian and at any other designated transfer offices.

In connection with any registration statement relating to the Receipts or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the Commission such information as shall be required to make filings or comply with such undertakings.

SECTION 4.10.  Lists of Holders.  Promptly upon request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11.  Withholding.  In connection with any distribution to Holders, the Company or its agent will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Company or such agent and owing to such governmental authority or agency by the Company or such agent; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Depositary or the Custodian and owing to such authority or agency by the Depositary or the Custodian.  The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.  In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to withhold any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively, all in accordance with applicable provisions of this Deposit Agreement.

Notwithstanding any other provision of this Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, by the laws of the Republic of Korea, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.  In making such deductions, the Company shall have no obligation to any Holder or Beneficial Owner to apply a rate under any treaty or other arrangement between the Republic of Korea and the country within which the Holder or Beneficial Owner is resident unless such Holder or Beneficial Owner has timely provided to the Company evidence of the residency of such Holder or Beneficial Owner that is satisfactory to the relevant tax authorities of the Republic of Korea.

ARTICLE 5

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01.  Maintenance of Office and Transfer Books by the Depositary.  Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers, combinations and split-ups and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders, provided that such inspection shall not be for the purpose of communicating with Holders for an object other than the business of the Company, including without limitation a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books after consultation with the Company to the extent practicable, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company, provided that any such closing of the transfer books shall be subject to the provisions of Section 2.06 which limit the suspension of withdrawals of Shares.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the written approval of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the Receipts, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Company may request.

SECTION 5.02.  Prevention or Delay in Performance by the Depositary or the Company.  Neither the Depositary nor the Company shall incur any liability to any Holder or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Holders, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Holders and making the net proceeds available to such Holders, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03.  Obligations of the Depositary, the Custodian and the Company.  The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Holder or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in  connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04.  Resignation and Removal of the Depositary.  The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.  The Custodian.  The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of this Deposit Agreement.  Any Custodian may resign from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians approved by the Company (such approval not to be unreasonably withheld), each of which shall thereafter be a Custodian hereunder.  The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged with the approval of the Company (such approval not to be unreasonably withheld).  Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may, after consultation with the Company, appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  The Depositary shall notify the Company of the appointment of a substitute or additional Custodian at least 30 days prior to the date on which such appointment is to become effective.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  Promptly after any such change, the Depositary shall give notice thereof in writing to all Holders.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06.  Reports, Notices and Other Communications.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions (other than an offering of rights), the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will promptly transmit to the Custodian English language versions of any reports, notices and other communications that are generally transmitted by the Company to holders of its Shares or other Deposited Securities, as well as English language versions of the Company's annual reports (including a description of operations and annual audited consolidated financial statements prepared in conformity with Korean generally accepted accounting principles ("Korean GAAP"), together with, if prepared pursuant to the United States Securities Exchange Act of 1934, as amended, a reconciliation of net earnings and shareholders' equity to United States generally accepted accounting principles) and unaudited non-consolidated semiannual financial statements prepared in conformity with Korean GAAP.  The Depositary will, at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary), arrange for the prompt transmittal by the Custodian to the Depositary of such notices, reports and other communications and arrange for the mailing, at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary), of copies thereof (or if requested by the Company, a summary of any such notice provided by the Company) to all Holders or, at the request of the Company, make such notices, reports (other than the annual reports and semiannual financial statements described in the preceding sentence) and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.07.  Distribution of Additional Shares, Rights, etc.  The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for such securities, the Company will take all steps reasonably necessary to ensure that no violation by the Company or the Depositary of the Securities Act of 1933 will result from such issuance or distribution.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or the Company furnishes to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating that the offer and sale of the Receipts evidencing the American Depositary Shares representing such Shares are exempt from registration under that Act.  The Company will advise each person who, to the best knowledge of the Company, controls, or is under common control with, the Company that such person is subject to the same restrictions on the deposit of Shares as the Company and persons controlled by the Company.

SECTION 5.08.  Indemnification.  The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or omissions from such information; or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09) to the extent that any such liability or expense arises in connection with (a) any United States federal, state or local income tax laws or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 hereof.  However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability arises out of (i) information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company by the Depositary or any Custodian, as applicable, expressly for use in any of the foregoing documents, or, (ii) material omissions from such information furnished by the Depositary or any Custodian.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

Any person seeking indemnification hereunder (an "Indemnified Person") shall notify the person from whom it is seeking indemnification (the "Indemnifying Person") of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No Indemnified Person shall compromise or settle any such action or claim without the consent in writing of the Indemnifying Person.

SECTION 5.09.  Charges of Depositary.  The Company agrees to pay the fees and reasonable out-of-pocket expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present detailed statements for such expenses to the Company at least once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges (to the extent permitted by applicable law and the rules of any stock exchange on which the American Depositary Shares are admitted for trading) shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the shareholders' register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, and (6) a fee for the distribution of proceeds of sales of securities or rights pursuant to Section 4.02 or 4.04, respectively, such fee (which may be deducted from such proceeds) being in an amount equal to the lesser of (i) the fee for the issuance of Receipts referred to above which would have been charged as a result of the deposit by Holders of securities (for purposes of this clause 6 treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Section 4.02 or 4.04, respectively, but which securities or rights are instead sold by the Depositary and the net proceeds distributed and (ii) the amount of such proceeds.

The Depositary, subject to Sections 2.09 and 3.05 hereof and to applicable law, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.10.  Exclusivity.  The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder, subject, however, to the rights of the Company under Section 5.04.

ARTICLE 6

AMENDMENT AND TERMINATION

SECTION 6.01.  Amendment.  The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding Receipts.  Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented by the American Depositary Shares evidenced thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02.  Termination.  The Depositary shall at any time, at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Holders of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Holder or upon the Holder's order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash or property then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash or property (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7

MISCELLANEOUS

SECTION 7.01.  Counterparts.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

SECTION 7.02.  No Third Party Beneficiaries.  This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03.  Severability.  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.  Binding Effect on Holders and Beneficial Owners.  The Holders and Beneficial Owners shall be bound by all of the terms and conditions of this Deposit Agreement and of the Receipts by acceptance thereof.

SECTION 7.05.  Notices.  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to

____________________

____________________

____________________

or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:  American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box; provided, however, that delivery of a notice to the Company or the Depositary shall be deemed to be effective when actually received by the Company or the Depositary, as the case may be.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06.  Governing Law.  This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the law of the State of New York.

SECTION 7.07.  Headings.  Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

IN WITNESS WHEREOF, POHANG IRON & STEEL CO., LTD. and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Holders shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

POHANG IRON & STEEL CO., LTD.

By:______________________

   Name:

   Title:

THE BANK OF NEW YORK,

  as Depositary

By:______________________

   Name:

   Title: